Exhibit T3A.10

00995454

LLC-1A
State of California Secretary of State
LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION - CONVERSION
IMPORTANT — Read all Instructions before completing this form.		This Space For Filing Use Only
CONVERTED ENTITY INFORMATION

1.   NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations ”LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.,” respectively.)

GEFEN LLC
2. THE PURPOSE OF THE LIMITED LIABILTY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.
3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)
☐ ONE MANAGER	☐ MORE THAN ONE MANAGER	☒ ALL LIMITED LIABILITY COMPANY MEMBER(S)
4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICER CITY STATE ZIP CODE
20600 Nordhoff Street	Chatsworth	CA	91311

5.    NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 6: If the agent is an individual, enter the agent’s business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item 6.)

Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA CITY STATE ZIP CODE
CA
7. MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS
☐ THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT’S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.
CONVERTING ENTITY INFORMATION
8. NAME OF CONVERTING ENTITY
GEFEN INC.

9. FORM OF ENTITY	10. JURISDICTION	11. CA SECRETARY OF STATE FILE NUMBER, IF ANY

Corporation	California	C2098695

12. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
2,500 Common 51%

ADDITIONAL INFORMATION
13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

14. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

11/20/2009
DATE

/s/ Edward J. Cooney		Edward J. Cooney, VP and Treasurer
SIGNATURE OF AUTHORIZED PERSON		TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ Kevin W. Donnelly		Kevin W. Donnelly, VP and Secretary
SIGNATURE OF AUTHORIZED PERSON		TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

LLC-1A (REV 01/2008) APPROVED BY SECRETARY OF STATE